UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):   May 15, 2002

URECOATS INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	0-20101 (Commission File Number)	13-3545304 (I.R.S. Employer Identification No.)

Newport Center Plaza 1239 East Newport Center Drive Suite 101 Deerfield Beach, Florida (Address of Principal Executive Offices)	33442 (Zip Code)

(954) 428-8686
(Registrant’s Telephone Number, Including Area Code)

URECOATS INDUSTRIES INC.

FORM 8-K

INDEX

		Page
ITEM 5.	OTHER EVENTS	3

	Legal Proceedings	3

SIGNATURES		4

ITEM 5.  OTHER EVENTS

LEGAL PROCEEDINGS

Ponswamy Rajalingam and Umarani Rajalingam, Plaintiffs, vs. Urecoats International, Inc. et. al., Defendants.

On May 15, 2002, the Plaintiffs filed a civil lawsuit ("Complaint") against Urecoats International, Inc., Urecoats Industries Inc., Urecoats Technologies, Inc., and Richard J. Kurtz, Michael T. Adams, Timothy M. Kardok, and a former officer of the company, individually, for, among other things, basically Contract Indebtedness ("Breach of Contract"), in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida.

Each of the Plaintiffs entered into Consulting Agreements with Urecoats International, Inc. ("Urecoats International") on March 29, 2000, effective January 1, 2000 ("2000 Consulting Agreements"), under which they were to receive certain cash and stock compensation for consulting services; and, Urecoats International acknowledged a $99,000 indebtedness to Ponswamy Rajalingam for prior consulting services rendered for Urecoats International. The 2000 Consulting Agreements expired on March 1, 2001. The stock compensation under the 2000 Consulting Agreements was provided, on behalf of Urecoats International, by Urecoats Industries Inc. ("Urecoats Industries"). Urecoats International paid all of the cash compensation required under the Consulting Agreements, except for the $99,000 indebtedness; and, Urecoats Industries initially issued all of the stock compensation to the Plaintiffs. However, pursuant to the 2000 Consulting Agreements, a second restrictive legend was placed on an aggregate of 811,000 shares of the restricted common stock issued thereby, which second restriction was subject to removal only after Urecoats International determined that the Plaintiffs satisfactorily performed the consulting services required under their 2000 Consulting Agreements. Urecoats International is in possession of the 811,000 shares and has not removed the second restriction from the stock certificates. The Plaintiffs are claiming Breach of Contract and requesting that the Court require Urecoats International to remove the second restriction from the stock certificates and pay Ponswamy Rajalingam the $99,000 plus interest, in additional to some nominal business expenses.

On May 24, 2002, Urecoats International, Urecoats Industries, and Urecoats Technologies, filed their Answer, Affirmative Defenses and Counterclaims, to the Complaint (Urecoats International, Urecoats Industries, and Urecoats Technologies, are sometimes hereinafter referred to collectively as the "Company"), and Motions to Dismiss certain claims in the Complaint. The Company denied that it owes any of the amounts claimed (as described above) to the Plaintiffs. The Company affirmatively alleges that the 2000 Consulting Agreements were the last in a series of contracts that were fraudulently induced by the Plaintiffs, who consistently represented to Urecoats International that they were at all times familiar with a technology and a spray application system, the development of which technology was represented as essentially complete in that certain Purchase and Sale Agreement dated October 31, 1997. The Company counterclaimed for money damages in excess of $20 million dollars against Plaintiffs for alleged fraud, breach of written contract, and per se defamation of the Company. The Company also alleges that the Plaintiffs have posted messages and/or made such statements to third parties who have then published the statements on the Internet, which contain false, misleading and manipulative statements about the Company, the stock of Urecoats Industries, the equipment and/or past and present officers, thus causing damages to the business reputation of the Company, and which messages and damages are continuing even as of the date of filing this action and this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URECOATS INDUSTRIES INC.
Date: May 24, 2002	By:

Timothy M. Kardok Chief Executive Officer and President